SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

[X]      Filed by Registrant

[ ]      Filed by a Party other than the Registrant


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                              DIRECTPLACEMENT, INC.
                ------------------------------------------------
                (Name of Registrant As Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1)       Title of each class of securities to which transaction applies:

                  N/A
         -----------------------------------------------------------------------

2)       Aggregate number of securities to which transaction applies:

                  N/A
         -----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  N/A
         -----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

                  N/A
         -----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1) Amount Previously Paid:
                           N/A
                  ----------------------------------------------------

                  2) Form, Schedule or Registration Statement No.:
                           N/A
                  ----------------------------------------------------

                  3) Filing Party:
                           N/A
                  ----------------------------------------------------

                  4) Date Filed:
                           N/A
                  ----------------------------------------------------

                              DIRECTPLACEMENT, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2002

                    ----------------------------------------

To the Stockholders of DirectPlacement, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of the DirectPlacement, Inc. (the "Company") will be held on May 10, 2002, at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California at 8:00 a.m., pacific standard time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

                  1. To elect eight (8) directors to the Board of Directors of the Company for a one (1) year term;

                  2. To approve an amendment to the Company's 2001 Stock Plan to increase the maximum number of shares of the Company's common stock subject to the plan from 2,000,000 to 4,000,000;

                  3. To ratify the appointment of Grant Thornton LLP as independent public accountants for the Company for fiscal year 2002; and

                  4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ BRIAN M. OVERSTREET
                                       -----------------------------------------
April 23, 2002                         Brian M. Overstreet
                                       President and Chief Executive Officer


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO SIGNATURE STOCK TRANSFER, INC., 14675 MIDWAY ROAD, SUITE 221, ADDISON, TEXAS 75001.

                              DIRECTPLACEMENT, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DirectPlacement, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California on May 10, 2002 at 8:00 a.m., pacific standard time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect eight (8) directors to the Board of Directors of the Company for a one (1) year term, (ii) to approve an amendment to the Company's 2001 Stock Plan to increase the maximum number of shares of Company's common stock subject to the plan from 2,000,000 to 4,000,000, (iii) to ratify the selection of Grant Thornton LLP as independent public accountants for the Company for fiscal year ending December 31, 2002, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy will vote on such other matters and/or for other nominees in accordance with his best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 15, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 3655 Nobel Drive, Suite 540, San Diego, California 92122 and its telephone number is
(858) 623-1600. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 23, 2002. The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2002, is being sent to stockholders together with this Proxy Statement and is incorporated herein by reference.


                 INFORMATION CONCERNING SOLICITATION AND VOTING


         As of the Record Date, there were outstanding 22,966,087 shares of Common Stock held by approximately 561 holders of record and 725 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the amendment to the Company's 2001 Stock Plan described in Proposal 2 and the ratification of the selection of Grant Thornton LLP as independent public accountants of the Company for fiscal year 2002 described in Proposal 3. For purposes of the vote on of the amendment to the Company's 2001 Stock Plan described in Proposal 2 and the ratification of the selection of Grant Thornton LLP as independent public accountants of the Company for fiscal year 2002 described in Proposal 3, abstentions will not be counted as votes entitled to be cast on these matters and will have no affect on the result of the vote. "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no affect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1 and 3. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is authorized to be comprised of not less than three
(3) directors, subject to which limitation the number of directors may be fixed from time to time by action of the stockholders or of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of eight (8) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated eight (8) candidates to serve as directors. The names and biographical summaries of the eight (8) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The proxies will be voted for the election of the eight (8) nominees listed below as directors of the Company unless otherwise specified on the form provided. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

         Brian M. Overstreet has been the President, Chief Executive Officer and a Director of the Company since May 1999. In May 1999, Mr. Overstreet co-founded the Company. Previously, Mr. Overstreet was the Managing Director and founder of Midori Corporation and co-founder and Vice President of its subsidiary Midori Capital Corporation. Mr. Overstreet founded Midori Corporation in 1995 as a service provider to investors and public companies engaging in PIPE transactions. In 1997, Mr. Overstreet co-founded Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of private placement transactions and founded Midori Corporation's European sister-company, Midori (Suisse) Sarl in Geneva, Switzerland to market the PIPE transactions being generated by the U.S. based Midori companies.

         Robert F. Kyle has been Vice President, Secretary, General Counsel and a Director since May 1999. In May 1999, Mr. Kyle co-founded the Company. Prior to that, Mr. Kyle was the General Counsel for Midori Corporation and co-founder and President of its subsidiary Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of PIPE transactions. Mr. Kyle is responsible for the day-to-day compliance and regulatory management of DP Securities, Inc., as well as managing and servicing PIPE transactions initiated to the DirectPlacement.com site.

         Susanne S. Pruitt has been a Director of the Company and the Managing Director of the Company's Capital Markets Unit since December 21, 2001. Ms. Pruitt has been the President of PCS Securities, Inc. since 1989 when she co-founded it as an institutional soft-dollar brokerage firm. From 1983-1988, she worked in sales and trading at Montgomery Securities in San Francisco. From 1979 to 1983, Ms. Pruitt was in institutional sales at Shearson/Lehman.

         David J. Brophy has been a Director of the Company since February 12, 2002. Dr. Brophy, has been a professor in the Finance faculty at the University of Michigan Business School since 1970, teaching courses in venture capital and private equity finance and is director of the school's Center for Venture Capital and Private Equity Finance. In addition, Mr. Brophy is a member of the executive committee of the Zell-Lurie Institute for Entrepreneurial Studies. He is a founding member of the editorial board of the Journal of Business Venturing, The Journal of Private Equity Finance, and the International Venture Capital Journal. Dr. Brophy has been a director of several other public companies and is a director and advisor to a number of investment and financial services firms, including Compass Technology Partners, Munder Capital Management, River Place Financial Corporation, and General Motors Acceptance Corporation Wholesale Auto Receivables Corporation. He also is an investor in and an advisor to a number of emerging technology-based firms. Dr. Brophy holds a MBA from the University of Detroit and a Ph.D. from Ohio State University.

         William John Jackson has been a Director of the Company since November 21, 2001. Mr. Jackson is the sole Director of 576967 Ontario, Ltd., a family property holding company, since 1983.

         Paul Kupferstein has been a Director of the Company since November 21, 2001. Mr. Kupferstein is a practicing attorney and has been a member of the Law Society of Upper Canada for over 20 years. He has a general corporate and commercial law practice in Markham, a suburb of Toronto, Canada. Currently, he acts as counsel for a number of companies involved in manufacturing, technology development and transfer, education and financing. Mr. Kupferstein is also a part-time deputy judge of the Ontario Superior Court (Small Claims Division) and a part-time lecturer at Humber College in Toronto.

         John Ramsey has been a Director of the Company since November 21, 2001. Mr. Ramsey has served as co-chairman of the Board of Directors of Ramsey Electronics, Inc., a manufacturer of communications test equipment, since 1999. From 1976 to 1999, Mr. Ramsey was the President of Ramsey Electronics, Inc.

         Raymond A. Hill, III has been a Director of the Company since December 21, 2001. Mr. Hill co-founded PCS Securities, Inc. in 1989 as an institutional soft-dollar brokerage firm. Mr. Hill is also the President of Institutional Research Services, a New York-based institutional research firm that he founded in 1982. From 1973 to 1982, he sold the Quality of Earnings Report, an independent research report which analyzed the reliability of companies reported earnings, to the institutional investment community. In 1969, Mr. Hill began his career at Lynch, Jones & Ryan where he launched I/B/E/S, an institutional broker estimate system, into the institutional community.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR the election of Ms. Pruitt and Messrs. Overstreet, Kyle, Brophy, Jackson, Kupferstein, Ramsey and Hill. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Director Compensation

         Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or any of its Committees. Each non-employee director will receive $500 per month and an initial grant of options to purchase 50,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant; provided, however, that David Brophy received an initial grant of options to purchase 75,000 of Common Stock as Chairman of the Audit Committee. In addition, non-employee directors are reimbursed by the Company for all expenses related to attending meetings of the Board of Directors and the committees thereof.

Meetings and Committees of the Board of Directors

         The Board of Directors met (or executed written consents in lieu of meeting) 18 times during the fiscal year ended December 31, 2001. The Board of Directors has a standing Audit Committee.

The Audit Committee

         The Audit Committee of the Board of Directors consists of three (3) directors, David Brophy, Paul Kupferstein, and John Ramsey, none of whom has been an employee of the Company. The Audit Committee will meet during the fiscal year ending December 31, 2002. The Audit Committee will be primarily responsible for reviewing the services performed by the Company's independent public accountants, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions.

         The audit functions of the Audit Committee will be focused on three areas:

         - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - the independence and performance of the Company's independent public accountants.

         -  the Company's compliance with legal and regulatory requirements.

         The Audit Committee will meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee will discuss these matters with the Company's independent public accountants and with appropriate Company financial personnel. Meetings will be held with the independent public accountants who will have unrestricted access to the Audit Committee. The Audit Committee will also recommend to the Board the appointment of the independent public accountants and will review periodically their performance and independence from management. In addition, the Audit Committee will review the Company's financing plans and report recommendations to the full Board of Directors for approval and to authorize action. The Directors who served on the Audit Committee since its establishment in February 2002 are all "Independent" for purposes of stock exchange listing standards. That is, the Board of Directors has determined that no member of the Audit Committee had a relationship to the Company that may interfere with its independence from the Company and its management. The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and will discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         The Audit Committee will review the Company's audited financial statements and meet with both management and Grant Thornton LLP, the Company's independent public accountants, to discuss such audited financial statements. Management will represent to the Audit Committee that the financial statements are prepared in accordance with generally accepted accounting principles. The Audit Committee will receive from and discuss with Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee will also discuss with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, the Audit Committee will make a recommendation to the Board regarding the Company's audited financial statements and whether they should be included in the Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 2002.

Audit Fees

         For the year ended December 31, 2001, the Company incurred professional fees to its independent public accountants in the amount of $87,578 related to auditing services.

Financial Information Systems Design and Implementation Fees

         For the year ended December 31, 2001, there were no fees billed by the Company's independent public accountants for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

         For the year ended December 31, 2001, the Company incurred professional fees to its independent public accountants in the amount of $79,775 related to all other services.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Directors and Executive Officers

         Certain information concerning the directors and executive officers of the Company is set forth below:

Name                     Age     Position(s) with the Company
----                     ---     ----------------------------

Brian M. Overstreet       29     Chief Executive Officer, President and Director

Robert F. Kyle            29     Vice President, Secretary, and General Counsel


Matthew Kliber            30     Director, Mergers & Acquisitions Group

Michael Lorber            46     Chief Financial Officer

Susanne S. Pruitt         40     Managing Director of Capital Markets Unit and
                                 President of PCS Securities, Inc. and Director

Name                     Age     Position(s) with the Company
----                     ---     ----------------------------

David J. Brophy           67     Director

Raymond A. Hill, III      54     Director

William John Jackson      62     Director

Paul Kupferstein          51     Director

John Ramsey               48     Director

Mark A. Scharmann(1)      43     President and Director

David Knudson(2)          42     Vice President and Director

Dan O. Price(3)           48     Secretary/Treasurer and Director

--------------------

         (1) Mr. Scharmann resigned as an officer and director of the Company as of June 11, 2001.
         (2) Mr. Knudson resigned as an officer of the Company as of June 11, 2001 and was not re-elected as a director of the Company at the meeting of Company stockholders on November 21, 2001.
         (3) Mr. Price resigned as an officer of the Company as of June 11, 2001 and was not re-elected as a director of the Company at the meeting of Company stockholders on November 21, 2001.

         See Biographical Summaries of Nominees for the Board of Directors for biographical summaries of Brian M. Overstreet, Robert F. Kyle, Susanne S. Pruitt, David Brophy, William John Jackson, Paul Kupferstein, John Ramsey and Raymond A. Hill, III.

         Matthew Kliber has been a Director of the Company's Merger and Acquisitions Group since April 2001. From April 2000 to March 2001, Mr. Kliber was VP of Business Development at Sportsitio.com, Inc, a network of online sports properties targeting the Latin American sports market. Previously, Mr. Kliber was the VP of Business Development at Virtgame.com, an application service provider offering enterprise solutions to the gaming and lottery industries, from August 1999 to April 2000. From December 1995 to August 1999, Mr. Kliber was a Portfolio Manager and Investment Advisor in the Private Client Groups of Salomon Smith Barney and PaineWebber, Inc.

         Michael Lorber has been Chief Financial Officer of the Company since January 2002. From March 2001 to September 2001, Mr. Lorber was the vice president-finance and chief financial officer of Promark Sports, Inc., a sports marketing and advertising company. Previously, Mr. Lorber was vice president and chief financial officer of Tomahawk II, Inc., a defense contractor, from October 1996 to December 2000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth for each of the last three fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 the remuneration paid by the Company to its Chief Executive Officer and all other executive officers that earned in excess of $100,000 in annual salary and bonus during such fiscal years:

                             SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION       LONG-TERM
                                                              COMPENSATION
NAME AND
PRINCIPAL                  FISCAL                             OTHER ANNUAL
POSITION                   YEAR     SALARY($)   BONUS($)      COMPENSATION   OPTIONS
--------                   ----     ---------   --------      ------------   -------

Brian M. Overstreet,       2001     $136,170    $112,586(1)   $4,769.88(2)
President and Chief
Executive Officer
                           2000     $101,033    $  5,400      $1,550.77(2)

                           1999     $100,000    $ 52,325      ---            ---

Robert F. Kyle, Vice       2001     $ 92,068    $ 44,169(1)   $3,376.19(2)   ---
President, Secretary and
General Counsel

Matthew Kliber,            2001     $ 90,000    $370,000(3)   $169,000(4)    250,000(5)
Director, Mergers &
Acquisitions Group

-------------------------
(1)      Includes $31,638 of accrued and unpaid bonus.
(2) Such amount was contributed by the Company on behalf of such employee to the Company's 401-k plan.
(3)      Includes $169,000 of accrued and unpaid bonus.
(4) Includes the issuance of 94,731 shares of the Company's common stock having a fair market value of $169,000.
(5) Includes 125,000 options exercisable for 125,000 shares of the Company's common stock of an exercise price of $1.00 per share. Includes 125,000 options exercisable for 125,000 shares of the Company's common stock of an exercise price of $1.25 per share.


         During the last fiscal year, neither the Company's Chief Executive Officer nor the other executive officers named in the above Summary Compensation Table exercised any options.

         The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's executive officers named in the above Summary Compensation Table.

                         Option/SAR Grants In Last Fiscal Year


                                            Percent of
                            Number of         Total
                            Securities     Options/SARS    Exercise
                            Underlying      Granted to     or Base
                           Options/SARS    Employees in     Price
         Name              Granted (#)     Fiscal Year%     ($/Sh)     Expiration Date
         ----              -----------     ------------     ------     ---------------

         Matthew Kliber       125,000          10.4%        $1.00          4/2/11

         Matthew Kliber       125,00           10.4%        $1.25          9/20/11


2001 Stock Plan

         As of May 15, 2001, the Board of Directors of the Company adopted the 2001 Stock Plan (the "2001 Plan") and on November 21, 2001 the Company stockholders approved the adoption of the 2001 Plan. On December 10, 2001, the Board of Directors amended the 2001 Plan, subject to stockholder approval, to authorize 2,000,000 additional shares for future awards. As of the Record Date, options to purchase 2,083,136 shares of Common Stock have been granted pursuant to the 2001 Plan. The purpose of the 2001 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. See Proposal Number 2 - Amendment of the 2001 Stock Plan.

Other Options

         Brian Overstreet, the President, Chief Executive Officer and Director of the Company and co-founder of the Company, is the Managing Director and sole signatory of Midori USA Corporation ("Midori"). In connection with the private placements by the Company of its securities in March 2000 and June 2001, Midori agreed to pay certain finders commissions for introducing the Company to certain investors. The commissions were paid through the issuance by Midori of options to purchase Company shares of common stock owned by Midori. As a result of the Merger and Share Exchange, such options were converted into the right to purchase shares of the Company's common stock and certain common stock purchase warrants ("Performance Warrants") owned by Midori. Midori issued options to purchase an aggregate of (i) 419,783 shares of the Company's common stock and
(ii) 1,259,350 Performance Warrants (See "Description of Registrant's Securities") owned by it to the following individuals and/or entities in the denominations set forth opposite such individuals and/or entity's name:

-----------------------------------------------------------------------------
 Name                                     Shares        Performance Warrants
 ----                                     ------        --------------------
-----------------------------------------------------------------------------
 Robert F. Kyle                          384,375              1,153,125
-----------------------------------------------------------------------------
 Saphire Pure, Inc                        26,164                 78,494
-----------------------------------------------------------------------------
 Melimar, Inc.                             5,007                 15,021
-----------------------------------------------------------------------------
 David J. Harris Investment Trust          4,237                 12,710
-----------------------------------------------------------------------------

         Each of the options to purchase shares of the Company's common stock and Performance Warrants are exercisable for a period of five years at an exercise price of $1.00 per share or per Performance Warrant, as the case may be.

         The Performance Warrants are exercisable until May 31, 2011 at an exercise price of $.001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the Performance Warrants (the "Warrant Shares") shall vest upon (i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or (ii) the Company (or any subsidiary thereof) reporting cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

Employment Agreements
---------------------

         In May 1999, the Company entered into an at-will employment agreement with Brian Overstreet pursuant to which Mr. Overstreet agreed to serve as the Company's President and Chief Executive Officer. the Company agreed to pay Mr. Overstreet an annual base salary of $85,000. In addition to the base salary, Mr. Overstreet is eligible to receive an annual discretionary bonus which if paid, shall be determined in the sole discretion of the board of directors of the Company. Either the Company or Mr. Overstreet can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice.

The agreement provides that in the event of Mr. Overstreet's disability of 6 months or more, Mr. Overstreet's employment shall terminate. If Mr. Overstreet's employment is terminated due to disability or without cause, as defined in the employment agreement, the Company shall pay Mr. Overstreet his base salary through the date that he is terminated.

         As of July 2000, the Company and Mr. Overstreet amended his employment agreement to increase his annual base salary to $100,000. The amendment also provides that Mr. Overstreet is entitled to receive (i) a percentage of the aggregate cash fees paid to the Company for transactions in which Mr. Overstreet acts as lead investment banker (the "Overstreet Performance Cash Bonus") and
(ii) a percentage of the aggregate warrant fees paid to the Company for transactions in which Mr. Overstreet acts as lead investment banker (the "Overstreet Performance Warrant Bonus"). The percentage of the aggregate cash fees and aggregate warrant fees paid for the Overstreet Performance Cash Bonus and Overstreet Performance Warrant Bonus will equal (i) 8% for the first $25,000,000 of gross proceeds raised in the a calendar year where Mr. Overstreet acts as lead investment banker, (ii) 10% for the next $25,000,000 of gross proceeds raised in a calendar year where Mr. Overstreet acts as lead investment banker and (iii) 12% for any transaction gross proceeds over $50,000,000 in a calendar year.

         In March 2001, the Company and Mr. Overstreet amended his employment agreement to increase his annual base salary to $180,000 beginning May 1, 2001. In addition, the most recent amendment provides that Mr. Overstreet is entitled to a year-end bonus equal to the greater of (i) 2.5% of the total aggregate revenue generated by the Company and its subsidiaries during that calendar year or (ii) 5% of the Company's net income (before taxes) for that calendar year. The Company also agreed to pay Mr. Overstreet a bonus equal to 5% of the aggregate cash fees paid to the Company for transactions in which Mr. Overstreet does not act as lead investment, but acts as assistant to or advisor to the lead investment banker. Mr. Overstreet, however, will not receive any percentage of the aggregate warrant fees paid to the Company for transactions in which Mr. Overstreet acts as an assistant to or advisor to the lead investment banker. The most recent amendment also provides that at any time the Company completes a placement or sale of its common stock or securities convertible or exchangeable into its common stock, where the gross proceeds received by the Company exceeds $500,000, Mr. Overstreet will receive a bonus equal to 3% of the gross proceeds. Mr. Overstreet's employment agreement contains other customary provisions.

         In May 1999, the Company entered into an at-will employment agreement with Robert Kyle pursuant to which Mr. Kyle agreed to serve as the Company's Vice President and Chief Financial Officer. The Company agreed to pay Mr. Kyle an annual base salary of $85,000. In addition to the base salary, Mr. Kyle is eligible to receive an annual discretionary bonus which if paid, shall be determined in the sole discretion of the board of directors of the Company. Either the Company or Mr. Kyle can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Kyle's disability of 6 months or more, Mr. Kyle's employment shall terminate. If Mr. Kyle's employment is terminated due to disability or without cause, as defined in the employment agreement, the Company shall pay Mr. Kyle his base salary through the date that he is terminated. Mr. Kyle's employment agreement contains other customary provisions.

         As of July 2000, the Company and Mr. Kyle amended his employment agreement to increase his annual base salary to $100,000. The amendment also provides that Mr. Kyle is entitled to receive (i) a percentage of the aggregate cash fees paid to the Company for transactions in which Mr. Kyle acts as lead investment banker (the "Kyle Performance Cash Bonus") and (ii) a percentage of the aggregate warrant fees paid to the Company for transactions in which Mr. Kyle acts as lead investment banker (the "Kyle Performance Warrant Bonus"). The percentage of the aggregate cash fees and aggregate warrant fees paid for the Kyle Performance Cash Bonus and Kyle Performance Warrant Bonus will equal (i) 8% for the first $25,000,000 of gross proceeds raised in the a calendar year where Mr. Kyle acts as lead investment banker, (ii) 10% for the next $25,000,000 of gross proceeds raised in a calendar year where Mr. Kyle acts as lead investment banker and (iii) 12% for any transaction gross proceeds over $50,000,000 in a calendar year. In March 2001, the Company and Mr. Kyle amended his employment agreement so that Mr. Kyle is entitled to a year-end bonus based on revenue generated by the Company's PlacementTracker.com data service. Mr. Kyle's employment agreement contains other customary provisions.

         In April 2001, the Company entered into an at-will employment agreement with Matthew Kliber pursuant to which Mr. Kliber agreed to serve as the Company's Director, Mergers and Acquisitions Group. The Company agreed to pay Mr. Kliber a monthly cash draw against future commissions, as defined in the employment agreement of $10,000.00 (the "Cash Draw"). Upon Mr. Kliber earning a commission payment, the Company will be reimbursed for any amounts paid to Mr. Kliber under the Cash Draw since the prior commission payment date or, in the case of the initial commission, any amount paid to Mr. Kliber from the Cash Draw since April 2, 2001 (the "Draw Reimbursement"). The amount of the commission payable to Mr. Kliber will be the result of the greater of two compensation models based upon revenues or the amount or any purchase price paid by the Company in connection with certain transactions. Upon determining the appropriate commission amount payable to Mr. Kliber, any amount payable to the Company pursuant to the Draw Reimbursement will be automatically deducted and Mr. Kliber will be paid the remaining amount (the "Net Commission"). At the sole option of Mr. Kliber, the Net Commission, or any part thereof, may be paid in shares of the Company's common stock. In the event that the Net Commission amount payable to Mr. Kliber exceeds $200,000 for any single transaction, the Company will retain the right to require Mr. Kliber to receive up to fifty percent (50%) of the Net Commission amount payable that is in excess of $200,000 in shares of the Company's common stock. Should Mr. Kliber elect to receive (or be required to receive) any part of the Net Commission in shares of the Company's common stock, the number of shares issuable to Mr. Kliber will be determined by multiplying the net commission payable in stock by 125% and dividing that by the average closing price for the Company's common stock during the thirty (30) consecutive trading days immediately preceding the issue date of the shares. Either the Company or Mr. Kliber can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Kliber's disability of 3 months or more, Mr. Kliber's employment shall terminate. If Mr. Kliber's employment is terminated due to disability, written resignation or without cause, as defined in the employment agreement, the Company shall pay Mr. Kliber his base salary through the date that employment is terminated plus any bonus compensation then earned and owing by the Company. Mr. Kliber's employment agreement contains other customary provisions.

         In December 2001, the Company and Ms. Pruitt entered into an Employment Agreement pursuant to which Ms. Pruitt agreed to serve as the Managing Director of the Company's Capital Markets Unit (the "Unit"). The term of Ms. Pruitt's employment under the agreement is five years commencing on January 1, 2002 (the "Term"). The Company has agreed to pay Pruitt an annual base salary of $1,150,000 through December 31, 2002. Commencing on January 1, 2003 and on each anniversary thereafter, the annual base salary shall be increased by approximately fifteen percent (15%). The agreement also provides that Ms. Pruitt is entitled to receive a performance bonus based upon the Unit's research commission sales booked or confirmed and trading revenues in each calendar year during the Term. The Company agreed to pay Ms. Pruitt the performance bonus in cash within thirty days following the achievement by the Unit of annual revenue targets set forth below as follows:

  For the Year Ending
  -------------------
      December 31            Unit Revenue Target        Bonus Amount
      -----------            -------------------        ------------

         2002                    $15,000,000              $500,000

         2003                    $16,000,000              $575,000

         2004                    $17,000,000              $657,000

         2005                    $18,000,000              $759,000

         2006                    $19,000,000              $876,000

         In the event that Ms. Pruitt's employment is terminated by the Company without Cause (as defined in the Employment Agreement), or for death or Disability (as defined in the Employment Agreement), or by Ms. Pruitt with Good Reason (as defined in the Employment Agreement), the Company is obligated to pay Ms. Pruitt the Base Salary and fifty percent (50%) of the performance bonus for the remainder of the Term as if her employment had not been terminated. The Company's employment agreement with Ms. Pruitt contains other customary provisions.

         In January 2002, the Company entered into an at-will employment with Michael Lorber pursuant to which Mr. Lorber agreed to serve as the Company's Chief Financial Officer. The Company agreed to pay Mr. Lorber an annual base salary of $120,000. In addition to the base salary, Mr. Lorber is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Either the Company or Mr. Lorber can terminate the employment agreement at-will at anytime with or without cause, reason or advance notice. The agreement provides that in the event of Mr. Lorber's disability of 3 months or more, Mr. Lorber's employment shall terminate. If Mr. Lorber's employment is terminated due to disability, written resignation or without cause, as defined in the employment agreement, the Company shall pay Mr. Lorber his base salary through the date that employment is terminated plus any bonus compensation then earned and owing by the Company. Mr. Lorber's employment agreement contains other customary provisions.

Consulting Agreements
---------------------

         In January 2001, the Company entered into a six month consulting agreement with Howard White, the stepfather of Brian Overstreet, the President, Chief Executive Officer and Director of the Company and co-founder of the Company. Pursuant to the Consulting Agreement, Mr. White agreed to provide consulting services to the Company, including but not limited to: (i) assisting the Company to identify a long term strategic growth and acquisition plan; (ii) assisting the Company in identifying and developing computer and business models for a long term strategic growth and acquisition plan; (iii) conceiving new product lines for the Company; and (iv) introducing the Company to international clients and acquisition targets and visit targets at his expense. In consideration for his services, the Company paid Mr. White an aggregate of 450,000 shares of the Company's common stock.

         In February 2001, the Company entered into a six month consulting agreement with Barry Witz, pursuant to which Mr. Witz agreed to provide legal consulting services to the Company, including but not limited, to: (i) reviewing the Company's current operations for compliance with the state and federal securities laws, rules and regulations and by-laws of National Association of Securities Dealers; (ii) analyzing growth scenarios for the Company for compliance with applicable laws, rules and regulation; and (iii) drafting and reviewing of legal documents. In consideration for his services, the Company paid Mr. Witz with an aggregate of 250,000 shares of the Company's common stock.

         In April 2001, the Company entered into advisory agreement with Kleega Corp., a company owned by Howard White. Pursuant to the advisory agreement, Kleega Corp. agreed to serve as management consultant and deal finder and technology consultant finder to the Company from May 1, 2001 to April 30, 2002. In addition, Mr. White surrendered 20,000 shares of the Company common stock as part of the consideration for the Company's agreement to enter into an advisory agreement with Kleega Corp. As compensation for Kleega Corp.'s services, the Company shall pay Kleega Corp: (i) an initial retainer of $25,000 to be paid on or before July 1, 2001; (ii) a monthly retainer of $15,000 during the term of the agreement; and (iii) a fee of 30% of the success fee including the cash and/or stock and/or options and/or warrants received by the Company as a result of a transaction through the introduction by Kleega Corp to the Company. The advisory agreement also provides that if within two years from the termination or cancellation of the advisory agreement, the Company consummates a transaction with any entity or entities introduced to the Company by Kleega Corp., Kleega Corp. shall be entitled to receive the fee of 30% of the success fee.

         In December 2001, the Company and Raymond Hill, a director of the Company, entered into a Consulting Agreement pursuant to which Mr. Hill agreed to be engaged as a Consultant to the Company. The term of Mr. Hill's engagement under the agreement is five years commencing in January 1, 2002 (the "Term"). The Company agreed to pay Mr. Hill an annual base fee of $1,150,000 through December 31, 2002 (the "Base Fee"). Commencing on January 1, 2003 and on each anniversary thereafter the annual base fee shall be increased by approximately fifteen percent (15%). The agreement also provides that Mr. Hill is entitled to receive an incentive bonus equal to, and on the same terms as, the performance bonus provided to Ms. Pruitt. See "Employment Agreements".

         In the event that Mr. Hill's engagement is terminated by the Company without Cause (as defined in the Consulting Agreement), or for death or Disability (as defined in the Consulting Agreement), or by Mr. Hill with Good Reason (as defined in the Consulting Agreement), the Company is obligated to pay Mr. Hill the Base Fee and fifty percent (50%) of the incentive bonus for the remainder of the Term as if his engagement had not been terminated.

               Security Ownership Of Certain Beneficial Owners And
               ---------------------------------------------------
                                   Management
                                   ----------

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                       Amount and
                                       Nature of           Percentage
         Name and Address              Beneficial            (%) of
         of Beneficial Owner(1)        Ownership(2)         Class(2)
         ----------------------        ------------         --------

         Brian M. Overstreet(3)        4,959,375(4)           21.6%

         Robert F. Kyle(5)             768,750(6)             3.3%

         Matt Kliber(7)                157,231(8)             *

         Michael Lorber(9)             62,500(10)             *

         Susanne S. Pruitt(11)         5,355,000              23.3%

         David J. Brophy(12)           18,750(13)             *

         Raymond A. Hill, III(14)      5,145,000              22.4%

         William John Jackson(15)      12,500(16)             *

         Paul Kupferstein(17)          12,500(18)             *

         John Ramsey(19)               12,500(20)             *

         Directors and Officers        15,004,106             63.8%
            as a Group (10 persons)

*        indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o DirectPlacement, Inc., 3655 Nobel Drive, Suite 540, San Diego, California 92112.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 22,966,087 shares of Common Stock outstanding.
(3) Mr. Overstreet is the President, Chief Executive Office and a director of the Company.
(4) Includes 1,500,000 shares over which Mr. Overstreet was granted the right to vote (765,000 shares of Company's common stock owned or controlled by Susanne S. Pruitt and 735,000 shares of Issuer's common stock owned or controlled by Raymond A. Hill, III) on each matter submitted to vote of the stockholders of the Company at any annual or special meeting of the Company's stockholders, or in any written consent stockholders executed in lieu of any such meetings, pursuant to a voting agreement, dated as December 21, 2001, by and among the Company, Mr. Overstreet, Midori USA Corporation, Susanne S. Pruitt and Raymond A. Hill, III.
(5)  Mr. Kyle is the Vice President, Secretary and General Counsel of the
     Company.
(6) Includes 384,375 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kyle.
(7)  Mr. Kliber is the Director of the Merger & Acquisitions Group of the
     Company.
(8) Includes 62,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kliber.
(9)  Mr. Lorber is the Chief Financial Officer of the Company.
(10) Includes 62,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Lorber.
(11) Ms. Pruitt is the Managing Director of the Capital Markets Unit and President of PCS Securities, Inc., and Director.
(12) Mr. Brophy is a Director of the Company.
(13) Includes 18,750 shares of common stock of the Company issuable upon the exercise of options held by Mr. Brophy.
(14) Mr. Hill is Director of the Company.
(15) Mr. Jackson is Director of the Company.
(16) Includes 12,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Jackson.
(17) Mr. Kupfterstein is a Director of the Company.
(18) Includes 12,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kupferstein.
(19) Mr. Ramsey is a Director of the Company.
(20) Includes 12,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Ramsey.


Certain Transactions

         On January 13, 2002, in exchange for a loan of $42,500, the Company issued a promissory note payable to Presidence Incorporated, a company controlled by Brian M. Overstreet, the Company's President and Chief Executive Officer. The outstanding principal amount of the note and accrued and unpaid interest thereon is due and payable on January 13, 2003 and bears interest at a rate of 12 percent per annum.

         On October 31, 2001, in exchange for a loan of $95,000, the Company issued a promissory note payable to Presidence Incorporated, a company controlled by Brian M. Overstreet, the Company's President and Chief Executive Officer. The outstanding principal amount of the note and accrued and unpaid interest thereon is due and payable on October 31, 2003 and bears interest at a rate of 12 percent per annum.

         As of May 15, 2001, Brian M. Overstreet, the Company's President and Chief Executive Officer, Robert F. Kyle, the Company's Vice President, Secretary and General Counsel, and Midori USA Corporation, a corporation controlled by Mr. Overstreet, entered into a Stock Exchange Agreement with the Company ("Stock Exchange Agreement"), immediately following the consummation of the merger of DP Merger Corp., a Delaware corporation, with and into the Company. Pursuant to the terms of the Stock Exchange Agreement, Mr. Overstreet, Mr. Kyle and Midori, surrendered 8,071,875, 1,153,125, and 2,306,250 shares of Common Stock, respectively, in exchange for a like number of performance warrants. See "Compensation of Directors and Executive Officers - Other Options" for a description of the performance warrants.

         On May 14, 2001, in exchange for a loan to the Company in the aggregate principal amount of $50,000, the Company issued an unsecured promissory note payable to Presidence Incorporated, a company controlled by Brian Overstreet, the Company's President and Chief Executive Officer. The note is due and payable on May 14, 2003 and bears interest at 12 percent per annum.

         On March 1, 2000, the Company purchased all of the common stock of Midori Capital Corporation, a licensed broker-dealer from Midori USA Corporation, a company controlled by Brian Overstreet, in exchange for the issuance of 300,000 shares of the Company's common stock.

         PCS Securities leases approximately 1,800 square feet of office space on a month-to month basis at 121 Lakeside Avenue, Unit 301, Seattle, Washington 98122 with average monthly base rent of $2,667. The property is leased from the two former owners of PCS Securities, Susanne S. Pruitt, a current Director, Managing Director of the Company's Capital Markets Unit and President of PCS Securities, and Raymond A. Hill, III, a current Director of the Company. Management of the Company believes that the rent paid by the Company under this lease is less than or equal to the fair market value of similar premises within the area.

See "Other Options." See "Consulting Agreements," for transactions with Messrs. White and Witz and Kleega Corp.



                                  PROPOSAL TWO

                        AMENDMENT OF THE 2001 STOCK PLAN

         At the 2001 Annual Meeting of Stockholders, the Company's stockholders approved the adoption of the Company's 2001 Stock Plan (the "2001 Plan"). The Board of Directors has amended the 2001 Plan, subject to stockholder approval, to authorize 2,000,000 additional shares for future awards (the "2001 Plan Proposal").

         Since there are no remaining shares that may be granted under the 2001 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to employees, consultants and directors in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

         The Company intends to continue awarding options in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates. The following is a summary of the principal features of the 2001 Plan. The summary is qualified in its entirety by reference to the complete text of the 2001 Plan, as proposed to be amended. The proposed amendment to the 2001 Plan is set forth as Annex A to this Proxy Statement.

Description of the 2001 Plan

         The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 2001 Plan is 2,000,000 shares. The 2001 Plan Proposal would authorize the use of up to additional 2,000,000 shares of he Company's common stock for a total of 4,000,000 shares being subject of the 2001 Plan. Shares issuable under the 2001 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the 2001 Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the 2001 Plan, by such committee (the "Plan Administrator"). Except for the terms and conditions explicitly set forth in the 2001 Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

         Options granted under the 2001 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an optionee's lifetime, any incentive stock options granted under the Plan are personal to such optionee and are exercisable solely by such optionee.

         The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

                  (a) delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

                  (b) delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

                  (c) delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the Option exercise price.

         The Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

         Upon a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction or the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company ("Corporate Transaction"), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

         Options granted under the 2001 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

         For federal income tax purposes, the grant to an optionee of a Non-Incentive Option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

         For federal income tax purposes, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

         The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

         The Board may amend, alter, suspend, discontinue or terminate the 2001 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2001 Plan may materially impair the rights of any participant with respect to any Option granted before amendment without such participant's consent. The 2001 Plan shall terminate upon the earliest of (i) May 31, 2011, (ii) the date on which all shares of Common Stock available for issuance under the 2001 Plan shall have been issued as vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. Upon such 2001 Plan termination, all Options and unvested stock issuances outstanding under the 2001 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR approval of the 2001 Plan Proposal. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the 2001 Plan Proposal.

                                 PROPOSAL THREE

         RATIFICATION OF THE SELECTION OF THE FIRM OF GRANT THORNTON LLP
                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         The Board of Directors concluded that the continued engagement of Grant Thornton LLP as the Company's independent public accountants for the 2002 fiscal year was in the best interests of the Company. The affirmative vote of the holders of a majority of the total votes cast on this proposal is needed to ratify the selection of the firm of Grant Thornton LLP as independent public accountants for the Company. The Company has been advised that a representative of Grant Thornton LLP will be present at the meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Grant Thornton LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of Grant Thornton LLP as independent public accountants for the Company for fiscal year 2002.

STOCKHOLDER PROPOSALS AND SUBMISSIONS
FOR THE COMPANY'S 2003 ANNUAL MEETING

If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 2003 Annual Meeting of stockholders, that proposal must be presented to the Company's secretary prior to December 31, 2002.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                       DIRECTPLACEMENT, INC.


April 23, 2002                         By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Brian M. Overstreet
                                           President and Chief Executive Officer

                                                                         ANNEX A

                              DIRECTPLACEMENT, INC.
                                 2001 STOCK PLAN


         This DirectPlacement, Inc. 2001 Stock Plan (the "2001 Plan") is hereby amended as follows:

         1. Article One, Section V, Paragraph B of the 2001 is amended to read as follows:


Aggregate Limit. The maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 4,000,000 shares.


         2. Except as expressly amended, the provisions of the Plan shall remain in full force and effect.

         3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors and stockholders of the Company.


                                            Adopted by the Board of Directors
                                            this 10th day of December 2001.




                                            Approved by the Stockholders
                                            this      day of __________, 2002

DIRECTPLACEMENT, INC.                                                      PROXY

                              DIRECTPLACEMENT, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE THREE (3) PROPOSALS

         The undersigned hereby appoint(s) Brian M. Overstreet as a proxy (the "Proxy") for the undersigned, with the power of substitution and resubstitution to vote any and all shares of capital stock of DirectPlacement, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on May 10, 2002, at 8:00 A.M. pacific standard time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3.

1.       ELECTION OF DIRECTORS
         ---------------------

                  VOTE

[ ] FOR ALL nominees listed below EXCEPT as marked to the contrary below

[ ] WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

[ ]               ABSTAIN

Brian M. Overstreet, Robert F. Kyle, Susanne S. Pruitt, David J. Brophy, William John Jackson, Paul Kupferstein, John Ramsey and Raymond A. Hill, III.

2.       AMENDMENT OF THE 2001 STOCK PLAN
         --------------------------------

[ ]               FOR the Amendment of the 2001 Stock Plan

[ ]               AGAINST

[ ]               ABSTAIN

3.       RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT
         ------------------------------------------------------------------
PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2002.
--------------------------------------------------------

[ ]               FOR the ratification of the selection of Grant Thornton LLP

[ ]               AGAINST

[ ]               ABSTAIN

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE EIGHT (8) NOMINEES NAMED IN ITEM 1, (2) FOR THE AMENDMENT OF THE 2001 STOCK PLAN IN ITEM 2, (3) FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2002 IN ITEM 3 AND (4) IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         In his discretion, Brian M. Overstreet (or his substitute (s)) is authorized to vote upon such other business as may properly come before the meeting.

         Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIRECTPLACEMENT, INC.

                                       Dated:
                                             -----------------------------------


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Signature if jointly owned:


                                       -----------------------------------------
                                       Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE